UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

March 16, 2026 (March 15, 2026)

Date of Report (Date of earliest event reported)

NEW ERA ENERGY & DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-42433	99-3749880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 N. Loraine Street, Suite 1324 Midland, TX	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 695-6997

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NUAI	The Nasdaq Stock Market LLC
Warrants	NUAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On March 16, 2026, New Era Energy & Digital, Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company appointed Ted Warner to serve as Chief Financial Officer of the Company and designated him as the principal financial officer of the Company, effective March 16, 2026. In connection with Mr. Warner’s appointment, E. Will Gray II, the Company’s current Chief Executive Officer and interim Chief Financial Officer and principal financial officer will cease serving as interim Chief Financial Officer and principal financial officer and return to his role as Chief Executive Officer, effective March 16, 2026.

Mr. Warner, age 45, served as Managing Director, Energy, Power & Digital Infrastructure Investment Banking at Northland Capital Markets, a division of Northland Securities, Inc. and a full-service investment bank that provides financing and M&A advisory services, since 2020. Mr. Warner holds Series 7, 79, and 63 licenses, a B.A. from the University of Michigan, Ann Arbor and an MBA from the Carlson School of Management at the University of Minnesota.

There are no arrangements or understandings between Mr. Warner and any other person pursuant to which Mr. Warner was selected to serve as the Company’s Chief Financial Officer. Mr. Warner does not have any family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Warner has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Warner Employment Agreement

In connection with Mr. Warner’s appointment as Chief Financial Officer, the Company and Mr. Warner entered into an employment agreement (the “Warner Employment Agreement”), effective March 16, 2026. Under the Warner Employment Agreement, Mr. Warner’s annual base salary is $500,000, subject to adjustment by the Compensation Committee of the Board (the “Compensation Committee”). Mr. Warner will have an annual target bonus opportunity of up to 40% of his annual base salary based on the achievement of specified performance goals set by the Compensation Committee. Mr. Warner may also become eligible for an additional one-time discretionary bonus payment equal to $200,000 upon the Company’s successful completion of certain operational and financial milestones as determined and approved by the Compensation Committee. Mr. Warner will be entitled to participate, on the same basis as other executives of the Company, in those employee benefit programs for which substantially all of the executive officers of the Company are from time to time generally eligible, as determined by the Board. Mr. Warner may be eligible to receive grants of equity, equity-based or similar compensation awards pursuant to the Company’s Equity Incentive Plan (the “Plan”) or as otherwise approved by the Compensation Committee.

In the event of a termination by the Company without Cause or a termination by Mr. Warner for Good Reason at any time before a Change in Control (as such terms are defined in the Employment Agreement), the Company will pay to Mr. Warner: (i) severance compensation in an amount equal to 100% of his annual base salary, (ii) any unpaid annual target bonus earned for the prior year, (iii) a pro-rated portion of the annual target bonus for the year in which the Warner Employment Agreement is terminated, and (iv) a lump sum payment equal to the total cost of premium payments for 12 months of coverage under the Company’s benefit plans.

In the event of a termination by the Company without Cause or a termination by Mr. Warner for Good Reason on or after a Change in Control, the Company will pay to Mr. Warner: (i) severance compensation in an amount equal to 150% of his annual base salary, (ii) any unpaid annual target bonus earned for the prior year, (iii) a pro-rated portion of the annual target bonus for the year in which the Employment Agreement is terminated, and (iv) a lump sum payment equal to the total cost of premium payments for 18 months of coverage under the Company’s benefit plans. Severance payments described above are contingent upon the execution of a release of claims against the Company.

The Warner Employment Agreement also contains certain restrictive covenants, including confidentiality and non-disparagement covenants, a covenant not to solicit clients for a period of 18-months following the termination of his employment and not to solicit employees for a period of 24 months following the termination of his employment.

Warner PSU and RSU Award Agreements

Mr. Warner was granted an award of performance shares (“PSUs”) covering a total of 1,221,346 shares of the Company’s common stock, par value $0.0001 (the “common stock”), which shall be eligible to vest over a five-year performance period beginning on January 1, 2026 in accordance with the achievement of certain performance-based and time-based service conditions set forth in the Performance Award Agreement, dated as of March 16, 2026, by and between the Company and Mr. Warner (the “Warner PSU Agreement”). The PSUs are intended to serve as inducement grants, and were not issued pursuant to the Plan.

Mr. Warner was also granted an award of restricted stock units (“RSUs”) covering a total of 610,673 shares of the Company’s common stock which shall vest each month over a four-year period beginning on March 16, 2026 subject to Mr. Warner’s continued employment with the Company and in accordance with the terms set forth in the Restricted Stock Unit Award Agreement, dated as of March 16, 2026, by and between the Company and Mr. Warner (the “Warner RSU Agreement”). The RSUs are intended to serve as inducement grants, and were not granted pursuant to the Plan.

The foregoing description of the Warner Employment Agreement, Warner PSU Agreement and Warner RSU Agreement does not purport to be complete and is qualified in its entirety by reference to the Warner Employment Agreement, Warner PSU Agreement and Warner RSU Agreement, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated March 16, 2026, by and between the Company and Ted Warner.
10.2	Performance Award Agreement, dated March 16, 2026, by and between the Company and Ted Warner.
10.3	Restricted Stock Unit Award Agreement, dated March 16, 2026, by and between the Company and Ted Warner.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2026

NEW ERA ENERGY & DIGITAL, INC.

By:	/s/ E. Will Gray II
Name:	E. Will Gray II
Title:	Chief Executive Officer

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